UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                  Date of Earliest Event Reported: July 5, 2000

                        FIRST CAPITAL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       0-26271                  76-0582435
(State or other jurisdiction       (Commission File Number)    (IRS Employer
of incorporation or organization)                            Identification No.)

                  5120 Woodway, Suit 9004, Houston, Texas 77056
          (Address of principal executive offices, including zip code)

          (Address of principal executive offices, including zip code)

                              Voice: (713) 629-4866
              (Registrant's telephone number, including area code)


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Item  2.        Acquisition  or  Disposition  of  Assets

     On July 5, 2000 we consummated our stock exchange agreement with some of the shareholders of AS Andevis, an Estonian corporation, whereby we received 98.8% of the capital stock of AS Andevis, in exchange for 354,270 shares of our common stock. The shareholders of AS Andevis were Valeri Seredenko and Tatjana Tikerpuu. If AS Andevis' pre-tax income for the year 2000 exceeds its pre-tax income for the year 1999, we will be required to issue to Valeri Seredenko and Tatjana Tikerpuu additional shares based on a formula whose numerator is the amount that 2000 pre-tax income exceeds 1999 pre-tax income, divided by a 20% discount to the average daily market closing price of our shares during the thirty day period beginning December 15, 2000 and ending January 15, 2001. Valeri Seredenko and Tatjana Tikerpuu would be given these shares pro rata to the initial distribution that occurred at the consummation of the agreement on July 5, 2000.

     AS Andevis is now our wholly owned subsidiary. AS Andevis is a software subcontractor firm serving European clients. We have agreed to continue the existing employment agreements with AS Andevis current management, including Valeri Seredenko and Tatjana Tikerpuu, for a period of 48 months.

     The terms and conditions of the acquisition were determined by the parties through arms length negotiations. However, no appraisal was conducted.

Item  7.        Financial  Statements  and  Exhibits

        (A) The financial statements of the business acquired and the pro forma financial information that are required by this item will be filed by amendment no later than September 18, 2000.

        (B)     Exhibit  10.1  Stock  Exchange  Agreement

                                            SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST CAPITAL INTERNATIONAL, INC.



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Date: July 13, 2000                              By:  /s/  Alex  Genin
                                                 Alex Genin, President


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